CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-Q of Buyonate, Inc. for the quarter ended March 31, 2010, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)  the quarterly Report on Form 10-Q of Buyonate, Inc., for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the quarterly Report on Form 10-Q for the quarter ended March 31, 2010, fairly presents in all material respects, the financial condition and results of operations of Buyonate, Inc.

By:	/s/ Ryan Cravey

Name:	Ryan Cravey

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	May 14, 2010